SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 20, 2014 Incorporated by reference to PostEffective Amendment No. 207 to the Registrants Registration Statement filed on
April 7, 2015.